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                                  EXHIBIT 10.8
[HP LOGO]
ENTERPRISE SYSTEM GROUP
AMERICAS SUPPLY CHAIN
901 PAGE AVE.
FREMONT, CA  94538

Wednesday, October 30, 2002


Mr. Bill Heye CEO and President SBE, Inc.
4550 Canyon Road
San Ramon, CA 94583


RE:  Final Proposal dated 10/28/02

Dear Bill,

Thank you for your updated proposal dated October 28, 2002. We have reviewed it and are ready to execute it as follows:

1. HP agrees to issue a Non-Cancelable Purchase Order, by October 30, 2002 for the following VCOM deliveries:

     a.   281 units by November 15, 2002
     b.   281 units on February 1, 2003

2. HP agrees to use best efforts to identify any additional requirements for VCOM products and provide such requirements to SBE by mid November 2002, or promptly after HP's customer provides such additional requirements to HP. In addition HP agrees that after HP has identified any additional requirements, HP will issue the appropriate Non-Cancelable Purchase Order for the additional units by January 31, 2003, and take delivery of those units by May 1, 2003.

3. SBE agrees to sell HP all remaining VCOM units (both the 562 minimum and "any additional units") at the following price through May 1, 2003.

     a.       U32887-992:       $3,125           Frame Relay, VCOM-34 (iDEN)
     b.       U25022-A04        $2,860           SS7, VCOM-34 (SuperCell)
     c.       U40567-A01        $2,825           Token Ring, VCOM-33 (SuperCell)
     d.       T90944-002        $2,875           SS7, VCOM-34 (Helix)
     e.       U32031-A03        $2,870           Token Ring, VCOM-33 (Helix)

4. SBE agrees to issue a $447,000 rebate, (via a credit memo), on February 1, 2003. This credit memo can be applied to the payment HP makes for the February 1, 2003 delivery.

5. Except for the amount in item 4, above, HP agrees to forfeit the remaining rebate amount of $4,423,000 upon the parties' agreement.


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6.   SBE  agrees  to  retain,  for  production  or  repair,  the VCOM  parts and equipment financed by HP for the products listed in item 3, above, through October 31st, 2005, unless otherwise notified by HP.

7. TECHNICAL INFORMATION ESCROW: SBE agrees to place, with a mutually agreeable third party escrow agent, all technical information necessary or beneficial for the manufacturing of the Products identified in item 3, above. Such technical information includes all the information listed in Exhibit A, attached to this amendment, and incorporated by reference herein, which may include, but is not limited to: a description of the development system, hardware, software, compilers and the like, sufficient for manufacturing and support purposes; all proprietary tools, compilers, interpreters and other materials reasonably necessary to create object code, hardware, component parts and related documentation for purposes of manufacturing the Products; a functioning replica of the development environment; mask work designs; any modifications, enhancements, additions, code corrections and workarounds.

     SBE will further provide HP with all intellectual property rights on a worldwide, royalty-free, fully-paid up basis, sufficient to assist and enable HP to make, have made, market, sell or otherwise dispose of such Products. HP will have immediate rights to access and use this technical information, documentation and all necessary intellectual property rights if SBE: i) fails to meet its obligations in items 1, 2, 3, 4, and 6 above, or any other obligations not superceded by this letter, ii) fails to fulfill its support obligations and to cure any such failure after written notification from HP; iii) fails to do business in the ordinary course; iv) files for relief under the U.S. Bankruptcy Code or a general receiver or trustee in bankruptcy is appointed for SBE's business or property; v) takes action under any state insolvency or similar law for purposes of SBE's bankruptcy, reorganization or liquidation.

8. This Amendment supercedes all previous Agreements and Amendments covering items 1 through 7, above.

9. The Parties agree to negotiate, in good faith, to have a Services Agreement in place by December 31, 2002.

Sincerely,




Robbie Stewart

Attachment


AGREED:

SBE, Inc.                                                     Hewlett Packard


By: /s/ Kirk Anderson                               By: /s/ Thomas Fickett
   -----------------------------------------           -------------------

Name: Kirk Anderson                                 Name: Thomas Fickett

Title: Vice President, Operations                   Title: NED Controller

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Date: 10/30/02                                      Date: 10/30/02
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                                    EXHIBIT A

                       INTELLECTUAL PROPERTY REQUIREMENTS

HP and SBE agree that the following are the minimal requirements that would enable HP to manufacture the product(s) currently provided by SBE and addressed in item 7, above.

A.   Functional specification

     1.   Schematic database (electronic) & support files:
          -    Schematic sheets/pages
          -    Symbols (including vendor libraries)
          -    Netlist/output files - Configuration files
          -    definition of required  environment  for modifying,  recompiling,
               and  verifying  design  changes  including  hardware   platforms,
               software,  software revision levels,  etc.
          2. Programmable device data & support files for all programmable devices (e.g. Flash, PLDs, SEEROMs, FPGA's, etc.)
               -    Design  specifications  -  Source  code (or  source  data) -
                    Assembled object code
               -    Test vectors and Test vector source code
               -    Definition   of   required    environment   for   modifying,
                    recompiling,  and  verifying  source or test vector  changes including hardware  platforms,  software,  software revision levels, etc.
          3. Design documentation for SBE custom devices (ASICs, etc.) - Design specifications
               -    Users guides
               -    Timing data
               -    List of known bugs and workarounds
B.   PWB database (electronic) & support files:
     1.   Board file
     2.   Symbols/footprints/pad stacks
     3.   Configuration files
     4.   Fabrication files
     5.   Gerber files
     6. Definition of required environment for modifying, recompiling, and verifying design changes including hardware platforms, software, software revision levels, etc
C.   Manufacturing  Bill  of  Material   (including  approved  vendor  list  and
     component specifications)
     1.   Test specification
     2.   Design verification/test results (including agency approvals)
     3.   Test fixtures (ATE or other)
     4. Test software (source and executable, and all support/configuration files required for compiling, etc.).
          -    definition of required  environment  for modifying,  recompiling,
               and  verifying  design  changes  including  hardware   platforms,
               software, software revision levels, etc.
     5. Driver software (source and executable), and all support/configuration files required for compiling, etc.)
     - definition of required environment for modifying, recompiling, and verifying design changes including hardware platforms, software, software revision levels, etc
     6.   Database of problem reports and fixes (Hardware and Software)
     7.   Historical Field Return and defect data.
     8.   Where possible data should be provided in paper and electronic format


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